EXHIBIT 99.1

 Terra Tech Subsidiary, Edible Garden, Launches Healthy-Living Lifestyle Brands

Edible Garden expands retail offering through introduction of vitamin and dietary supplement lines

NEWPORT BEACH, Ca. – May 3, 2016 – Terra Tech Corp (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated, cannabis-focused, agriculture company, today announced that its subsidiary Edible Garden, is retailing vitamin and dietary supplement lines throughout the U.S. as part of its ongoing strategy to expand into additional areas of the healthy living industry.

Edible Garden's offering now includes the following brands : VitaminWay®, Vitamin Whey Protein®, SlimTrim®, Surgex Sports Nutrition®, OmEssentials® and Bikini Ready ®. These brands have an industry leading reputation for quality, which is built on strict adherence to exacting standard of control and regulatory compliance with the FDA's GMPs and NCAA regulations. These vitamins and dietary supplements are already sold in over 5,000 major food, drug, mass and specialty stores across the U.S.

"This is an exciting opportunity for us to leverage our strong reputation for producing fresh, organic fruits and vegetables in order to expand our customer base and penetrate new areas of the healthy living industry," commented Derek Peterson, CEO of Terra Tech. "As we already have the necessary infrastructure needed to seamlessly take over the manufacturing process, we expect to rapidly benefit from marketing these lines of nutritional products and supplements. Our subsidiary, Edible Garden, will begin to use nutrients, such as the newly developed "SuperLeaf," extracted from plants grown at its New Jersey farm in the products. Entering the vitamin and supplement market also opens up an expanded retail distribution network, which has the potential to bring further potential benefits to our existing business. We continue to expand Edible Garden's portfolio of healthier, more nutritious products, which are produced to the safest standards and using the most energy efficient technologies available."

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including : Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blum are retail medical cannabis facilities focused on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Walmart, Winn-Dixie, Raley's, Meijer, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com